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                        EXHIBIT 99       PRESS RELEASE



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                                HF BANCORP, INC.

                  445 EAST FLORIDA AVENUE, HEMET, CA 92543-4244

              MAILING ADDRESS: P.O. BOX 12006, HEMET, CA 92546-8006

                                  NEWS RELEASE

For additional information, call Bill Tierney at 909-658-4418, Ext. 320.

                                  June 25, 1996

                              For Immediate Release

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                              HEMET FEDERAL SAVINGS
                            COMPLETES BRANCH PURCHASE


      Hemet Federal Savings and Loan  Association  (the  Association),  a wholly owned subsidiary of HF Bancorp, Inc. (the Company - NASDAQ: HEMT), has completed its purchase of three San Diego County branches from Hawthorne  Savings,  F.S.B.

The offices are located at 810 Mission  Avenue in Oceanside,  961 South Santa Fe

Avenue in Vista and 15703 Bernardo Heights Parkway in Rancho Bernardo.

      The three offices closed as Hawthorne  Savings branches for the final time on June 21, 1996;  and re-opened as Hemet Federal  branches on June 24, 1996. As of that date, the three offices held a combined total of 8,605 accounts, with an aggregate balance of $185.2 million.

      Hemet  Federal  President & Chief  Executive  Officer J. Robert  Eichinger

stated that his  institution  "was very excited about this  opportunity to enter the dynamic San Diego County market with an instant  three-branch  presence." He went on to state,  "Our expansion to North San Diego County represents a logical extension  of our  existing  branch  network in  Riverside  County,  and clearly enhances our overall retail franchise value as a community banking institution."

      Headquartered in Hemet, California,  HF Bancorp is the holding company for

Hemet Federal Savings and Loan Association, a 76-year old community


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Branch Purchase
June 25, 1996
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banking  institution  offering  checking,  deposit,  mortgage and consumer  loan products through a network of fifteen full-service  offices. HF Bancorp has also signed a definitive  agreement to acquire  Palm  Springs  Savings  Bank, a four-

branch institution in the Coachella Valley area of Riverside County.  Subject to regulatory  approval,  that acquisition is expected to be completed in September

1996 - and will make Hemet Federal a nineteen-branch  institution with over $1.0 billion in assets and $825.0 million in deposits.

      HF Bancorp's stock is traded on the NASDAQ  National Market System,  under the symbol "HEMT".

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